As filed with the Securities and Exchange Commission on February 6, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GameSquare Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	99-1946435
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6775 Cowboys Way, Ste. 1335 Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

GameSquare Holdings, Inc. 2024 Stock Incentive Plan

(Full Title of the Plans)

Justin Kenna

Chief Executive Officer

GameSquare Holdings, Inc.

6775 Cowboys Way, Ste. 1335

Frisco, TX 75034

(216) 464-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

John Wilk General Counsel GameSquare Holdings, Inc. 6775 Cowboys Way, Ste. 1335 Frisco, TX 75034 (216) 464-6400	Alan A. Lanis, Jr. Baker & Hostetler LLP 1900 Avenue of the Stars, Suite 2700 Los Angeles, CA 90067 (310) 442-8850

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 with the U.S. Securities and Exchange Commission (the “Commission”) to register 26,140,549 additional shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”) under the Company’s 2024 Stock Incentive Plan, as amended (the “Plan”), consisting of (a) 6,527,199 additional shares of Common Stock reserved pursuant to an amendment to the Plan, effective March 12, 2025, as approved by the Company’s stockholders at a special meeting, and (b) 19,613,350 additional shares reserved pursuant to the provisions of the Plan providing for an automatic annual increase in the number of shares reserved for issuance under the Incentive Plan, effective as of January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the Commission on May 22, 2024 (File No. 333-279623).

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants of the Plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which have been filed with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed on April 15, 2025, as amended by the Form 10-K/A filed on April 30, 2025;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, filed on May 15, 2025, June 30, 2025, filed on August 14, 2025, and September 30, 2025, filed on November 14, 2025;

(c)	The Registrant’s Current Reports on Form 8-K filed on January 29, 2025, March 14, 2025, March 31, 2025, April 8, 2025, April 22, 2025, June 27, 2025, July 7, 2025, July 9, 2025, July 18, 2025, July 29, 2025, August 4, 2025, August 27, 2025, September 11, 2025, September 26, 2025, October 7, 2025, November 6, 2025, December 5, 2025, December 31, 2025 , January 16, 2026 and February 6, 2026 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission).

(d)	The description of the securities contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-39389) filed with the Commission on June 14, 2021, including any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission). Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are incorporated herein by reference:

Exhibit No.	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed with the Commission on March 13, 2024)
4.2	Certificate of Designation of Series A-1 Convertible Preferred Stock of GameSquare Holdings, Inc., dated as of July 24, 2025 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on July 29, 2025)
4.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Registrant’s Current Report on Form 8-K filed with the Commission on March 13, 2024)
5.1	Opinion of BakerHostetler LLP, counsel to the Registrant
23.1	Consent of BakerHostetler LLP (included in Exhibit 5.1)
23.2	Consent of Kreston GTA LLP, independent registered public accounting firm for the Registrant
24.1	Powers of Attorney (included on the signature pages of this Registration Statement)
99.1	GameSquare Holdings, Inc. 2024 Stock Incentive Plan, as amended
107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frisco, State of Texas, on February 6, 2026.

GAMESQUARE HOLDINGS, INC.

By:	/s/ Justin Kenna
Justin Kenna
Chief Executive Officer, President and Chairman; Principal Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Justin Kenna, Michael Munoz and John Wilk, and each of them singly, as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or their substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Name	Title	Date

/s/ Justin Kenna	Chief Executive Officer, President and Chairman	February 6, 2026
Justin Kenna	(Principal Executive Officer)

/s/ Michael Munoz	Chief Financial Officer	February 6, 2026
Michael Munoz	(Principal Financial Officer)

/s/ Stuart Porter	Director	February 6, 2026
Stuart Porter

/s/ Tom Walker	Director	February 6, 2026
Tom Walker

/s/ Travis Goff	Director	February 6, 2026
Travis Goff

/s/ Jeremi Gorman	Director	February 6, 2026
Jeremi Gorman

/s/ Paul Hamilton	Director	February 6, 2026
Paul Hamilton